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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report: December 6, 1999



                                 THE KROGER CO.
             (Exact name of registrant as specified in its charter)


    An Ohio Corporation               No. 1-303                  31-0345740
(State or other jurisdiction   (Commission File Number)    (IRS Employer Number)
     of incorporation)


   1014 Vine Street
 Cincinnati, OH 45201
(Address of principal
  executive offices)

Registrant's telephone number:  (513) 762-4000


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Item 5.  Other Events

         A. On December 6, 1999, the Company released its earnings for the third quarter of 1999, separately announcing management changes. Attached hereto as Exhibit 99.1 is the text of that release.

         B. On December 6, 1999, the Company conducted an investor conference call. Attached hereto as Exhibit 99.2 is the text of the prepared remarks for that call. The Company also indicated that, excluding its Fry's division, its identical store sales increase thus far for the fourth quarter 1999 was exceeding the 1.9% reported for third quarter 1999.

         C. On September 14, 1999, the Company disclosed its estimate of sales and diluted earnings per share for third and fourth quarters 1998, adjusted to take into account the merger with Fred Meyer and the Company's change in its fiscal year. The Company is revising its estimate of what sales would have been for those two quarters, taking into account the merger with Fred Meyer and the change in its fiscal year, to approximately $9.8 billion in the third quarter 1998, and approximately $11.1 billion in the fourth quarter 1998.

         Sales as shown above have not been adjusted to account for divested stores. These estimates include the effect of the Company's merger with Fred Meyer, which was accounted for as a pooling-of-interests, and the change in Kroger's fiscal year end that was disclosed in its Current Report on Form 8-K dated January 15, 1999.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits:

                  99.1 Earnings release for third quarter 1999.

                  99.2 Text of prepared remarks for investor conference call.


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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                           THE KROGER CO.



December 6, 1999                           By: (Paul Heldman)
                                               Paul Heldman
                                               Senior Vice President, Secretary
                                                and General Counsel

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                                  EXHIBIT INDEX



Exhibit No.                     Exhibit
-----------                     -------


99.1         Earnings release for third quarter 1999.

99.2         Text of prepared remarks for investor conference call.